SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 13, 2008

MAGNITUDE INFORMATION SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-20432	75-2228828
(Commission File Number)	(IRS Employer Identification No.)

1250 Route 28, Branchburg, New Jersey 08876
(Address of principal executive offices) (Zip Code)

(908) 927-0004
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

 Item 7.01 Regulation FD Disclosure

On August 25, 2008, Registrant published the press release attached as Exhibit 99.1 to this current report on Form 8-K. This press release announced the appointment of Lin Dai, the CEO and co-founder of Kiwibox Media, Inc. to Magnitude’s Board of Directors, effective August 13, 2008.

In 1999, Lin Dai co-founded Kiwibox Media, Inc. and its website, Kiwibox.com, the first social networking destination and online magazine for teens. In 2000, Lin Dai moved the Kiwibox operations to New York City, and has since then grown the membership to 1.8 million.

Lin Dai graduated with honors from the School of Industrial Management, now Tepper School of Business, at Carnegie Mellon University. While completing his studies, Mr. Dai worked on Intel's Planning and Logistics Intranet project, eventually leading to the launch of Unique Net Solutions, Inc. This innovative work was acclaimed when Lin Dai was awarded the Entrepreneur of the Year award by Carnegie Mellon University. He then took on a one-year tenure as the youngest adjunct professor at Carnegie Mellon University, developing the first ever Web Publishing curriculum for the Undergraduate Business School at the University.

In 2007, Lin Dai's company Kiwibox Media, Inc. was successfully acquired by Magnitude Information Systems, Inc. and is now working full time as the CEO of Kiwibox.com and continues to establish Kiwibox.com as the definitive online destination for the teen entertainment audience.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated August 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAGNITUDE INFORMATION SYSTEMS, INC.

By:	/s/ Rudolf Hauke
Rudolf Hauke
President and CEO

Dated: August 25, 2008